CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 4, 2013
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8615-4737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Account

On October 8, 2013, we filed a current report on Form 8-K (the “Original 8-K”), as amended on October 15, 2013, to disclose that the Audit Committee and the Board of Directors of Tianyin Pharmaceutical Co., Inc. (the “Company”) both unanimously approved the termination of the Company’s independent auditor, Patrizio and Zhao LLC (“P&Z”), due to the fact that P&Z agreed to a cease-and-desist order and prohibition from practicing before the Securities and Exchange Commission (the “SEC”) on September 30, 2013, with the right to apply for reinstatement after three years.

On November 4, 2013, we signed an Engagement Letter with Paritz & Company, P.A. (“Paritz”) to engage Paritz as the independent accountants to audit the Company’s financial statements for the years ended June 30, 2014 and 2013, effective immediately. Our Audit Committee and the Board of Directors have both unanimously approved the engagement of Paritz.

During the Company’s two most recent fiscal year and through any subsequent interim periods preceding the engagement of Paritz, the Company (a) has not engaged Paritz as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Paritz regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Paritz concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ James Jiayuan Tong
Name: Dr. James Jiayuan Tong
Title: Chief Financial Officer

Dated:  November 4, 2013